UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) 07/29/2005

                      Platina Energy Group Inc.
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        (Exact name of registrant as specified in its charter)

           Delaware                   000-28335             84-1080043
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(State or other Jurisdiction     (Commission File       (IRS Employer
     of incorporation)                Number)        Identification No.)


  200 W. 17th Street, Suite 240, Cheyenne, Wyoming 82001
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               (Address of principal executive offices)


                          (307) 637-3900
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                 (Registrant's telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	[ ] Written communications pursuant to Rule 425 under the Securities
	    Act (17 CFR 230.425)

	[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
	    Act (17 CFR 240.14a-12)

	[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under
	    the Exchange Act   (17 CFR 240.14d-2(b))

	[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

From approximately March 3, 2005 through July 29, 2005, the Company sold an aggregate of 1,625,000 shares of its common stock, $0.001 par value
("common stock"), and warrants to purchase 3,250,000 shares of common stock ("warrants"), for aggregate consideration of $325,000. The warrants are immediately exercisable for a period of two years with 1,625,000 warrants having an exercise price of $.50 per share and 1,625,000 warrants having an exercise price of $1.00 per share. In connection with the raising of this $325,000, the Company incurred commissions and fees of approximately $23,150 through a registered broker dealer.

The Company believes that the foregoing transaction was exempt from the registration requirements under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended ("the Act"), and under Section 4(2) of the Act, based on the following facts: there was no general solicitation, there was a limited number of investors, each of whom was an "accredited investor" (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, each such investor had the opportunity to ask questions of our management and to review our filings with the Securities and Exchange Commission, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchasers were not underwriters within the meaning of Section 2(11) under the Act.




SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Platina Energy Group Inc.

Date:	August 4, 2005			/ s/  Blair Merriam
					Blair Merriam, Chief Executive Officer